UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 2, 2014

OCERA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-35119	63-1192270
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of		Identification No.)
incorporation)

525 University Avenue, Suite 610
Palo Alto, CA	94301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 475-0150

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 2, 2014 (the “Effective Date”), the Board of Directors (the “Board”) of Ocera Therapeutics, Inc. (the “Company”) appointed Michael Byrnes, the Company’s Vice President, Finance and Treasurer, as Chief Financial Officer of the Company. The Board also selected Mr. Byrnes, who currently performs the duties of the Company’s principal accounting officer, to also perform the duties of the Company’s principal financial officer.

Mr. Byrnes, 38, has served as Vice President, Finance of the Company since June 2014 and Treasurer of the Company since September 2014. Prior to joining the Company, Mr. Byrnes served as Corporate Controller of Maxygen, Inc. since March 2010. From June 2007 to March 2010, Mr. Byrnes worked for NeurogesX, Inc. in financial roles of increasing responsibility, most recently as Director of Finance. From December 2002 to June 2007, Mr. Byrnes served as Finance and Accounting Manager for Lipid Sciences Inc. Mr. Byrnes’ experience also includes a variety of finance and accounting roles from 1996 to 2002 at ADAC Labs (a Philips Medical Systems company) and Bay View Capital Corporation. Mr. Byrnes received a B.S.C. in Finance from Santa Clara University and an M.B.A. from California State University, Hayward.

As previously disclosed in the Company’s Current Report on Form 8-K filed on September 22, 2014 (the “Prior 8-K”), the Company entered into an employment agreement with Mr. Byrnes on June 17, 2014. In connection with Mr. Byrnes’ promotion to the Company’s Chief Financial Officer, the Board approved an increase in Mr. Byrnes’ annual base salary to $285,000 and a target cash bonus equal to 40% of his base salary. Mr. Byrnes also received stock options to purchase 70,000 shares of the Company’s common stock at an exercise price equal to the market closing price of the Company’s common stock on the date of grant.  These options will vest over four years with 25% of the options vesting on the one-year anniversary of the date of the grant and the remaining shares vesting in equal monthly installments thereafter. The foregoing description of Mr. Byrnes’ employment agreement is a summary and does not purport to be complete. Such description is qualified in its entirety by reference to the text of the employment agreement, which was filed as Exhibit 10.1 to Prior 8-K, and is incorporated herein by reference.

There are no related party transactions between the Company and Mr. Byrnes, and Mr. Byrnes is neither related to, nor does he have any relationship with, any existing member of the Board or any executive officer of the Company.

Mr. Byrnes succeeds Sharon Tetlow who, effective as of the Effective Date, resigned as the Acting Chief Financial Officer of the Company and ceased performing the duties of the principal financial officer of the Company.

On December 3, 2014, the Company issued a press release regarding the appointment of Mr. Byrnes.  The full text of the press release regarding the appointment is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Description

99.1	Ocera Therapeutics, Inc. Press Release dated December 3, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 4, 2014	Ocera Therapeutics, Inc.

	By:	/s/ Linda S. Grais, M.D.
Name: Linda S. Grais, M.D.
Title: President and Chief Executive Officer